Exhibit 21

PREFORMED LINE PRODUCTS COMPANY

SUBSIDIARIES

Domestic Subsidiaries:

Direct Power and Water Corporation

Albuquerque, New Mexico

International Subsidiaries:

Australia

Preformed Line Products (Australia) Pty Ltd.

Sydney, Australia

Brazil

PLP-Produtos Para Linhas Preformados Ltda.

Sao Paulo, Brazil

Canada

Preformed Line Products (Canada) Ltd.

Cambridge, Ontario, Canada

China

Beijing PLP Conductor Line Products Co., Ltd.

Beijing, China

Indonesia

PT Preformed Line Products Indonesia

Bekasi, Indonesia

Malaysia

Preformed Line Products (Malaysia) Sdn. Bhd

Selangor, Malaysia

Mexico

Preformados de Mexico S.A. de C.V.

Queretaro, Mexico

New Zealand

Electropar Ltd.

Auckland, New Zealand

Poland

Belos-PLP SA

Beilsko-Biala, Poland

South Africa

Preformed Line Products (South Africa) Pty. Ltd.

Pietermaritzburg, Natal

Republic of South Africa

Spain

APRESA – PLP Spain, S. A.

Sevilla, Spain

Thailand

Preformed Line Products (Asia) Ltd.

Bangkok, Thailand

Preformed Line Products (Thailand) Ltd.

Bangkok, Thailand

United Kingdom

Preformed Line Products (Great Britain) Ltd.

Andover, Hampshire, England

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